As filed with the Securities and Exchange Commission on April 19, 2002
                                            Registration Statement No. 33-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ENCORE WIRE CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                                    75-2274963
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
   of incorporation or organization)

           1410 MILLWOOD ROAD                                75069
            MCKINNEY, TEXAS                                (Zip Code)
(Address of principal executive offices)


                                ---------------

                             ENCORE WIRE CORPORATION
                             1999 STOCK OPTION PLAN
                            (Full title of the Plan)


                                 VINCENT A. REGO
                             CHIEF EXECUTIVE OFFICER
                             ENCORE WIRE CORPORATION
                               1410 MILLWOOD ROAD
                               DALLAS, TEXAS 75069
                                 (972) 562-9473
            (Name, address and telephone number of agent for service)


                                    Copy to:
                                 JACK M. LITTLE
                            THOMPSON & KNIGHT L.L.P.
                         1700 PACIFIC AVENUE, SUITE 3300
                               DALLAS, TEXAS 75201
                                 (214) 969-1363

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

    Title of securities to be               Amount to be    Proposed maximum offering      Proposed maximum           Amount of
          registered                        Registered(1)        price per share(2)   aggregate offering price(1)  registration fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share     600,000 shares            $9.99                   $5,992,295                 $551.29


(1) Includes an indeterminate number of additional shares issuable pursuant to stock splits, stock dividends or similar transactions as permitted by Rule 416.

(2) Computed in accordance with Rule 457(h) on the basis of the average exercise price ($9.36) of the 537,500 shares subject to outstanding options and with respect to the remaining 62,500 shares registered hereunder, on the basis of the average of the high and low sales prices of the Common Stock ($15.36) reported in the consolidated reporting system for NASDAQ National Market securities on April 15, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*



-------------

*Information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration
Statement:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (the "Annual Report");

(b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report; and

(c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A of the Registrant filed with the Securities and Exchange Commission on June 4, 1992 and declared effective on July 16, 1992, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware permits (and in certain circumstances requires) Delaware corporations, such as the Registrant, to indemnify directors and officers thereof under certain conditions and subject to certain limitations.

Article Seven of the Registrant's Certificate of Incorporation, as amended provides as follows:

         To the fullest extent permitted by applicable law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or
(iv) for any transaction from which such director derived an improper benefit.

         Notwithstanding the foregoing provisions of this Article, if the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Any repeal or amendment of this Article, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article, by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of this Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

Article VII, Section 1 of the Registrant's Bylaws provides as follows:

         Section 1. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determinations shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Reasonable expenses, including court costs and attorneys' fees, incurred by a person who was or is a witness or who was or is named as a defendant or respondent in any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (a "Proceeding"), by reason of the fact that such individual is or was a director or officer of the corporation, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be paid by the corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without the determination set forth in Section 1(d) of this Article VII, upon receipt by the corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Section 1, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Section 1. Such written undertaking shall be an unlimited obligation of such person and it may be accepted without reference to financial ability to make repayment. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the certificate of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability under the provisions of this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following documents are filed as exhibits to this Registration
Statement:

                  4.1 Certificate of Incorporation (filed as Exhibit 3.1 to Registrant's Registration Statement on Form S-1, as amended (No. 33-47696), and incorporated herein by reference).

                  4.2 Amended and Restated Bylaws, as amended through February 7, 2002 (filed as exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference).

                  4.3 Form of certificate evidencing ownership of the Common Stock of Encore Wire Corporation (filed as
                           Exhibit 4.1 to Registrant's Registration Statement on Form S-1, as amended (No. 33-47696), and incorporated herein by reference).

                  5.1      Opinion of Thompson & Knight L.L.P. (filed herewith).

                  23.1 Consent of Ernst & Young LLP, independent auditors (filed herewith).

                  23.2 Consent of Thompson & Knight L.L.P. (included in their opinion filed as Exhibit 5.1).

                  24.1 Power of Attorney (included on signature page of this Registration Statement).

                  99.1 Encore Wire Corporation 1999 Stock Option Plan, as amended and restated in October 2001, to be approved by the stockholders on May 7, 2002 (filed herewith).

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Collin County, Texas on April 18, 2002.

                                   ENCORE WIRE CORPORATION


                                   By: /s/ Vincent A. Rego
                                      ------------------------------------------
                                       Vincent A. Rego
                                       Chief Executive Officer



                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Encore Wire Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, hereby constitutes and appoints Vincent A. Rego and Frank J. Bilban, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, including a Prospectus or an amended Prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       CAPACITY IN WHICH SIGNED              DATE
          ---------                       ------------------------              ----


    /s/ Vincent A. Rego                 Chairman of the Board of            April 19, 2002
----------------------------------    Directors & Chief Executive
        Vincent A. Rego                          Officer



    /s/ Daniel L. Jones               President and Chief Operating         April 19, 2002
----------------------------------             Officer;
        Daniel L. Jones                        Director



    /s/ Frank J. Bilban                 Vice President - Finance,           April 19, 2002
----------------------------------      Secretary and Treasurer
        Frank J. Bilban                 (Principal Financial and
                                          Accounting Officer)


    /s/ Donald E. Courtney                      Director                    April 19, 2002
----------------------------------
        Donald E. Courtney


          SIGNATURE                       CAPACITY IN WHICH SIGNED              DATE
          ---------                       ------------------------              ----




    /s/ John P. Pringle                         Director                    April 19, 2002
----------------------------------
        John P. Pringle


                                                Director                    April   , 2002
----------------------------------
        William R. Thomas


    /s/ John H. Wilson                          Director                    April 19, 2002
----------------------------------
        John H. Wilson


    /s/ Joseph M. Brito                         Director                    April 19, 2002
----------------------------------
        Joseph M. Brito

                                INDEX TO EXHIBITS



 Exhibit Number            Description
 --------------            -----------

       4.1                 Certificate of Incorporation (filed as Exhibit 3.1 to
                           Registrant's Registration Statement on Form S-1, as amended (No. 33-47696), and incorporated herein by reference).

       4.2 Amended and Restated Bylaws, as amended through February 7, 2002 (filed as exhibit 3.2 to
                           Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated herein by reference).

       4.3 Form of certificate evidencing ownership of the Common Stock of Encore Wire Corporation (filed as
                           Exhibit 4.1 to Registrant's Registration Statement on
                           Form S-1, as amended (No. 33-47696), and incorporated herein by reference).

       5.1                 Opinion of Thompson & Knight L.L.P. (filed herewith).

       23.1                Consent of Ernst & Young LLP, independent auditors
                           (filed herewith).

       23.2 Consent of Thompson & Knight L.L.P. (included in their opinion filed as Exhibit 5.1).

       24.1 Power of Attorney (included on signature page of this Registration Statement).

       99.1 Encore Wire Corporation 1999 Stock Option Plan, as amended and restated in October 2001, to be approved by the stockholders on May 7, 2002 (filed herewith).
